[Solovay Edlin & Eiseman, P.C. Letterhead]




                                                                March 21, 2000


Network-1 Security Solutions, Inc.
1601 Trapelo Road, Reservoir Place
Waltham, Massachusetts  02451

                     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Network-1 Security Solutions, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the above-referenced registration statement (the "Registration Statement"), of the offer and sale from time to time, by the selling stockholders named therein, of 3,278,296 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), consisting of (i) 997,810 shares of Common Stock issuable upon the exercise of warrants granted by the Company to certain selling stockholders named therein (the "Warrant Shares"), (ii) 294,879 shares of Common Stock issuable upon the exercise of options granted by the Company to a certain selling stockholder named therein (the "Option Shares"), (iii) 352,820 shares of Common Stock previously issued by the Company to certain selling stockholders named therein (the "Issued Shares"), (iv) 491,803 shares of Common Stock issuable upon the conversion of shares of preferred stock granted by the Company to certain selling stockholders named therein (the "Conversion Shares"), and (v) 1,140,984 shares of Common Stock issuable upon the conversion of promissory notes and its underlying securities granted by the Company to certain selling stockholders named therein (the "Note Shares").

         In connection with this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other instruments as we have deemed relevant and necessary to enable us to express an opinion on the matters covered hereby.

         In all such examinations, we have assumed the completeness and authenticity of all records and documents submitted to us as originals and the conformity to original records and documents of all copies submitted to us as reproduced or conformed copies.


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Network-1 Security Solutions, Inc.
March 21, 2000
Page 2 of 3 pages

         Based upon the foregoing, and subject to the limitations and assumptions heretofore and hereinafter set forth, it is our opinion that:

         1. The Warrant Shares and the Option Shares, when issued in accordance with the terms of the relative warrants and options and when certificates representing such shares have been duly executed, countersigned and delivered to the persons entitled thereto against payment to the Company for the exercise price provided for in such warrants and options, will be validly issued, fully paid and non-assessable;

         2. The Issued Shares are validly issued, fully paid and non-assessable;

         3. The Conversion Shares, when issued in accordance with the terms of the relative convertible securities and when certificates representing such shares have been duly executed, countersigned and delivered to the persons entitled thereto, will be validly issued, fully paid and non-assessable;

         4. The Note Shares, when issued in accordance with the terms of the relative promissory notes and the underlying securities, and when certificates representing such shares have been duly executed, countersigned and delivered to the persons entitled thereto, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

         The foregoing opinion is based on and limited to the Delaware General Corporation Law and the relevant federal laws of the United States. We express no opinion with respect to the laws of any other jurisdiction.



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Network-1 Security Solutions, Inc.
March 21, 2000
Page 3 of 3 pages

         The opinions expressed herein are based upon the laws in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision or otherwise.

                                                   Very truly yours,

                                                   SOLOVAY EDLIN & EISEMAN, P.C.


                                                   By: /s/ Sam Schwartz
                                                       -----------------------
                                                           Sam Schwartz